UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2010
NAVISITE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27597 (Commission File No.)	52-2137343 (IRS Employer Identification No.)

400 Minuteman Road
Andover, Massachusetts (Address of principal executive offices)	01810 (Zip Code)
(978) 682-8300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
On December 14, 2010, NaviSite, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”). At the Meeting, the stockholders took the following actions: (i) elected each of Arthur P. Becker, James Dennedy, Thomas R. Evans, Andrew Ruhan and Larry Schwartz, the current members of the Board of Directors of the Company, to serve for an additional one-year term; and (ii) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year.
The results of the voting for each of these matters were as follows:
1.	Election of directors:

Nominee	For	Withheld	Broker Non-Votes
Arthur P. Becker	9,272,736	496,040	25,285,195
James Dennedy	9,698,467	70,309	25,285,195
Thomas R. Evans	9,732,618	36,158	25,285,195
Andrew Ruhan	9,727,851	40,925	25,285,195
Larry Schwartz	9,149,167	619,609	25,285,195
2.	Ratification of appointment of KPMG LLP:

For	Against	Abstained	Broker Non-Votes
34,202,522	836,975	14,474	0

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NaviSite, Inc.
Date: December 17, 2010	By:	/s/ James W. Pluntze
James W. Pluntze
Chief Financial Officer